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                                                                   EXHIBIT 23(b)

              Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, No. 333-28809) and related Prospectus of JW Charles Financial Services, Inc. for the registration of 404,049 shares of its common stock and to the incorporation by reference therein of our report dated March 3, 1995, with respect to the consolidated financial statements of JW Charles Financial Services, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP
                                        ----------------------------
                                        ERNST & YOUNG LLP

West Palm Beach, Florida
July 22, 1997